Exhibit 15


                                                     PricewaterhouseCoopers, LLP
                                                     214 N. Tryon Street
                                                     Suite 3600
                                                     Charlotte, NC 28202
                                                     Telephone (704) 344-7500
                                                     Facsimile (704) 344-4100
October 22, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We are aware that our reports dated April 17, 2002 and August 8, 2002 on our reviews of interim financial information of Sonoco Products Company for the periods ended March 31 and June 30, 2002, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement on Form S-8.


Yours very truly,





s/PricewaterhouseCoopers LLP